Exhibit 10.23

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) made as of [●], 2023, by and among ZyVersa Therapeutics, Inc. (the “Issuer”), whose address and other information appears on the Information Sheet (as defined herein) attached to this Agreement, and Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004 (the “Escrow Agent”).

WITNESSETH:

WHEREAS, the Issuer has filed a Registration Statement on Form S-1 (File No. 333- 269442) pursuant to which it proposes to offer for sale to investors (the “Subscribers”) on a reasonable best efforts basis (the “Offering”) through A.G.P./Alliance Global Partners, acting as lead placement agent, [●] shares of its common stock, par value $0.0001 per share (“Common Stock”) and warrants to purchase [●] shares of Common Stock, and to those investors, if any, whose purchase of shares of Common Stock in the offering would result in such investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the investor, 9.99%) of the Issuer’s outstanding Common Stock following the consummation of the offering, the opportunity to purchase, in lieu of the Common Stock that would otherwise result in the investor’s beneficial ownership exceeding 4.99% (or, at the election of the investor, 9.99%), pre-funded warrants each to purchase one share of Common Stock at an exercise price of $0.0001 (collectively, the “Securities”);

WHEREAS, the Offering will not be completed unless the Issuer enters into a Securities Purchase Agreement (the “Purchase Agreement”) with the Subscribers for the sale of at least $10.4 million of Securities;

WHEREAS, the Issuer proposes to establish an escrow account (the “Escrow Account”), to which purchase price monies from the Offering under the Purchase Agreement, which are to be received by the Escrow Agent from the Subscribers of the Securities in connection with the Offering, are to be credited, and the Escrow Agent is willing to establish the Escrow Account on the terms and subject to the conditions hereinafter set forth; and

WHEREAS, the Escrow Agent has agreed to establish a special bank account at J.P. Morgan Chase Bank (the “Bank”) into which the purchase price monies under the Purchase Agreement, which are received by the Escrow Agent from the Purchasers and credited to the Escrow Account, are to be deposited.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1. Information Sheet. Each capitalized term not otherwise defined in this Agreement shall have the meaning set forth for such term on the information sheet which is attached to this Agreement as Exhibit A and is incorporated by reference herein and made a part hereof (the “Information Sheet”).

2. Establishment of the Bank Account.

2.1 The Escrow Agent shall establish a non-interest-bearing bank account at the branch of the Bank selected by the Escrow Agent, and bearing the designation set forth on the Information Sheet (heretofore defined as the “Bank Account”). While the funds are on deposit, the Escrow Agent may earn bank credits or other consideration. The purpose of the Bank Account is for (a) the deposit of all purchase price monies from the Purchasers which are delivered to the Escrow Agent, (b) the holding of amounts of purchase price monies which are collected through the banking system, and (c) the disbursement of collected funds, all as described herein.

2.2 The “Offering Period,” shall begin on the commencement of the Offering and shall terminate upon the earlier of the dates set forth on the Information Sheet. The Offering Period shall be extended at the Issuer’s discretion (an “Extension Period”) only if the Escrow Agent shall have received written notice thereof (the “Extension Notice”) prior to the expiration of the Offering Period. The Extension Period, which shall be deemed to commence on the next calendar day following the expiration of the Offering Period, shall consist of the number of calendar days or business days specified in the Extension Notice. The last day of the Offering Period, or the last day of the Extension Period (if the Escrow Agent has received an Extension Notice as herein above provided), is referred to herein as the “Termination Date.” Except as provided in Section 4.2 hereof, after the Termination Date, the Escrow Agent shall not accept any additional amounts representing payments by the Purchasers.

3. Deposits to the Bank Account.

3.1 Upon the Escrow Agent’s receipt of purchase price monies from the Purchasers, which shall be in form of wire transfers, such monies shall be credited to the Escrow Account.

3.2 Promptly after receiving purchase price monies as described in Section 3.1, the Escrow Agent shall deposit the same into the Bank Account. Amounts of monies so deposited are hereinafter referred to as “Escrow Amounts.” The Escrow Agent shall cause the Bank to process all Escrow Amounts for collection through the banking system. The Issuer shall inform the Escrow Agent in writing of the name and address of each Purchaser, the amount of Securities to be purchased by such Purchaser, and the aggregate dollar amount of such purchase (collectively, the “Purchase Information”).

3.3 The Escrow Agent shall not accept or recognize for credit to the Escrow Account any deposit for which the Escrow Agent has not received the appropriate Purchase Information defined in Section 3.2.

3.4 The Escrow Agent shall not be required to accept in the Escrow Account any amounts representing payments by Purchasers except during the Escrow Agent’s regular business hours.

3.5 Only those Escrow Amounts (a) that have been deposited into the Bank Account, (b) for which the required Purchase Information has been received and (c) that have cleared the banking system and have been collected by the Escrow Agent, are herein referred to as the “Fund.”

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3.6 If the Offering is terminated before the Termination Date (including, without limitation, in the event any Subscription Agreement is terminated), the Escrow Agent shall promptly refund to such Purchaser the amount of payment received from such Purchaser which is then held in the Fund or which thereafter clears the banking system, without interest thereon or deduction therefrom by the Escrow Agent, by rejecting the received deposits to the originating bank account and transmitting it to the purchaser.

3.7 If prior to the disbursement of the Fund in accordance with Section 4.2 below, the Escrow Agent has received notice from the Issuer that the purchase by a Purchaser has been rejected since such Purchaser does not qualify as an investor in the Offering, the Escrow Agent shall promptly refund to such Purchaser the amount of payment received from such Purchaser which is then held in the Fund or which thereafter clears the banking system, without interest thereon or deduction therefrom by the Escrow Agent, by rejecting the received deposits to the originating bank account and transmitting it to the purchaser.

4. Disbursement from the Bank Account.

4.1 If at any time up to the close of regular banking hours on the Termination Date, the Escrow Agent has received written instructions from the Issuer that all conditions for release of funds have been met for closing of the Offering, the Escrow Agent shall promptly disburse the Fund in accordance with written instructions from any one of the Issuer’s officers.

4.2 Upon disbursement of the Fund pursuant to the terms of this Article 4, the Escrow Agent shall be relieved of further obligations and released from all liability under this Agreement. It is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the Fund.

5. Rights, Duties and Responsibilities of Escrow Agent. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

5.1 The Escrow Agent shall notify the Issuer, on a daily basis, of the Escrow Amounts which have been deposited in the Bank Account and of the amounts, constituting the Fund, which have cleared the banking system and have been collected by the Escrow Agent.

5.2 The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of the Purchase Agreement or any other agreement between the Issuer and the Purchasers, nor shall the Escrow Agent be responsible for the performance by the Issuer of its obligations under this Agreement.

5.3 The Escrow Agent shall not be required to keep records of any information with respect to payments deposited by the Purchasers except as to the amount of such payments; however, the Escrow Agent shall notify the Issuer within a reasonable time of any discrepancy between the amount set forth in any Purchase Information and the amount delivered to the Escrow Agent therewith. Such amount need not be accepted for deposit in the Escrow Account until such discrepancy has been resolved.

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5.4 The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness of any notice, instruction, certificate, signature, instrument or other document which is given to the Escrow Agent pursuant to this Agreement without the necessity of the Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document.

5.5 If the Escrow Agent is uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Bank Account, the Escrow Amounts or the Fund which, in its sole determination, are in conflict either with other instructions received by it or with any provision of this Agreement, it shall be entitled to hold the Escrow Amounts, the Fund, or a portion thereof, in the Bank Account pending the resolution of such uncertainty to the Escrow Agent’s sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise.

5.6 The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct or gross negligence. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

5.7 The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrow Amounts, the Fund or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Fund or any part thereof.

6. Amendment; Resignation or Removal of Escrow Agent. This Agreement may be altered or amended only with the written consent of the Issuer and the Escrow Agent. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving written notice of such resignation to the Issuer specifying a date when such resignation shall take effect and upon delivery of the Fund to the successor escrow agent designated by the Issuer in writing. Such successor Escrow Agent shall become the Escrow Agent hereunder upon the resignation date specified in such notice. If the Issuer fails to designate a successor Escrow Agent within thirty (30) days after such notice, then the resigning Escrow Agent shall promptly refund the amount in the Fund to each Purchaser, without interest thereon or deduction by the Escrow Agent. The Escrow Agent shall continue to serve until its successor accepts the escrow and receives the Fund. The Issuer shall have the right at any time to remove the Escrow Agent and substitute a new escrow agent by giving notice thereof to the Escrow Agent then acting. Upon its resignation and delivery of the Fund as set forth in this Section 6, the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with the escrow contemplated by this Agreement. Without limiting the provisions of Section 8 hereof, the resigning Escrow Agent shall be entitled to be reimbursed by the Issuer for any expenses incurred in connection with its resignation, transfer of the Fund to a successor escrow agent or distribution of the Fund pursuant to this Section 6.

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7. Representations and Warranties. The Issuer hereby represents and warrants to the Escrow Agent that:

7.1 No party other than the parties hereto and the Purchasers have, or shall have, any lien, claim or security interest in the Escrow Amounts or the Fund or any part thereof.

7.2 No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Amounts or the Fund or any part thereof.

7.3 The Purchase Information shall, at the time of submission and at the time of the disbursement of the Fund, be deemed a representation and warranty that such deposit represents a bona fide payment by the Purchaser described therein for the amount of Securities set forth in such Purchase Information.

7.4 All of the information contained in the Information Sheet is, as of the date hereof, and will be, at the time of any disbursement of the Fund, true and correct.

7.5 Reasonable controls have been established and required due diligence performed to comply with “Know Your Customer” regulations, USA Patriot Act, Office of Foreign Asset Control (OFAC) regulations and the Bank Secrecy Act.

8. Fees and Expenses. The Escrow Agent shall be entitled to the Escrow Agent Fees set forth on the Information Sheet, payable as and when stated therein. In addition, the Issuer agrees to reimburse the Escrow Agent for any reasonable documented expenses incurred in connection with this Agreement, including, but not limited to, reasonable counsel fees.

9. Indemnification and Contribution.

9.1 The Issuer (the “Indemnitor”) agrees to indemnify the Escrow Agent and its officers, directors, employees, agents and shareholders (collectively referred to as the “Indemnitees”) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of the Indemnitees.

9.2 If the indemnification provided for in Section 9.1 is applicable, but for any reason is held to be unavailable, the Indemnitor shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitors.

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9.3 The provisions of this Article 9 shall survive any termination of this Agreement, whether by disbursement of the Fund, resignation of the Escrow Agent or otherwise.

10. Termination of Agreement. This Agreement shall terminate on the final disposition of the Fund pursuant to Section 4, provided that the rights of the Escrow Agent and the obligations of the other parties hereto under Section 9 shall survive the termination hereof and the resignation or removal of the Escrow Agent.

11. Governing Law and Assignment. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of laws principles thereof, and shall be binding, upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this Agreement or with respect to the Escrow Amounts or the Fund shall be void as against the Escrow Agent unless (a) written notice thereof shall be given to the Escrow Agent; and (b) the Escrow Agent shall have consented in writing to such assignment or transfer.

12. Notices. All notices required to be given in connection with this Agreement shall be sent by registered or certified mail, return receipt requested, or by hand delivery with receipt acknowledged, or by the Express Mail service offered by the United States Postal Service, and addressed, if to the Issuer, at its address set forth on the Information Sheet, and if to the Escrow Agent, at its address set forth above, to the attention of the Trust Department.

13. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

14. Execution in Several Counterparts. This Agreement may be executed in several counterparts or by separate instruments and by facsimile transmission and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

15. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection therewith.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

ESCROW AGENT

CONTINENTAL STOCK TRANSFER
& TRUST COMPANY

By:
Name:
Title:

ISSUER

ZYVERSA THERAPEUTICS, INC.

By:
Name:
Title:

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EXHIBIT A

ESCROW AGREEMENT INFORMATION SHEET

1.	The Issuer

Name: ZyVersa Therapeutics, Inc.
Address: 2200 N. Commerce Parkway, Suite 208, Weston, FL 33326

Tax Identification Number: 86-2685744

2.	The Securities

Description of the Securities to be offered: Common Stock and Warrants, and, if applicable, in lieu of Common Stock, Pre-Funded Warrants

3.	Plan of Distribution of the Securities

Offering Period: The Offering Period shall terminate upon the earlier to occur of the following dates:

(a)	The date upon which the Escrow Agent confirms that it has received in the Escrow Account gross proceeds of $10.4 million in deposited funds (the “Minimum”), or
(b)	The date upon which a determination is made by the Issuer and A.G.P./Alliance Global Partners to terminate the Offering prior to the sale of the Minimum.

4.	Title of Escrow Account:

Continental Stock Transfer & Trust as Agent for ZyVersa Offering 2023 Escrow

5.	Escrow Agent Fees and Charges:

$7,500 (for up to 50 investors); $8,500 (for up to 75 investors); $9,500 (for up to 100 investors) $10,500 (over 100 investors + $35.00 per each additional deposit); (Note: $250.00 online “view only” access to the bank account is included). A fee of $1,000 will be payable for document review services related to each amendment/extension to the Escrow Agreement. A fee of $5,000.00 will be charged if the escrow agreement is terminated for any reason causing the deposited funds to be returned.

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EXHIBIT A - 1

Investors

Investor Name	Address	Funds

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